Exhibit 4.3

SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

Dated as of March 21, 2019

Between

EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO,
individually and/or collectively, as the context may require, as Borrower

and

RVI CMA HOLDER LLC, as additional obligor

and

COLUMN FINANCIAL, INC., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION and MORGAN STANLEY BANK, N.A.,

collectively, as Lender

SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS, dated as of March 21, 2019 (this “Amendment”), is by and among COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“CF”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, having an address at 383 Madison Avenue, New York, New York 10179 (“JPM”) and MORGAN STANLEY BANK, N.A., having an address at 1585 Broadway, New York, New York 10036 (“MS”; together with CF and JPM and their respective successors and/or assigns, each a “Co-Lender” and, collectively, collectively “Lender”), EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO, each having its principal place of business at 3300 Enterprise Parkway, Beachwood, OH 44122 (individually and/or collectively, as the context may require, together with their respective successors and/or assigns, “Borrower”) and RVI CMA HOLDER LLC, a Delaware limited liability company having its principal place of business at 3300 Enterprise Parkway, Beachwood, OH 44122 (“Additional Obligor”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Lender has made a loan in the original principal amount of $900,000,000 (the “Loan”) to Borrower pursuant to that certain Loan Agreement, dated as of March 11, 2019, by and among Borrower, Lender and Additional Obligor, as amended by that certain First Amendment to Loan Agreement and Other Loan Documents, dated as of March 19, 2019, by and among Borrower and Lender (collectively, the “Original Loan Agreement”), which Loan is evidenced by the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement); and

WHEREAS, Borrower, Lender and Additional Obligor now desire to amend the Original Loan Agreement (the Original Loan Agreement, as amended by this Amendment, and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and certain other Loan Documents, each as more specifically set forth herein.

NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows.

A G R E E M E N T:

Section I.Modification to Original Loan Agreement.

(a)Section 1.1 of the Original Loan Agreement is hereby amended to delete the definition of “LIBOR Spread” in its entirety and replace it with the following definition of “LIBOR Spread”:

““LIBOR Spread” shall mean, with respect to each Component of the Loan, as the same, the following amounts, as the same may be reallocated pursuant to Section 11.1(b) hereof:

(a)Component A, 1.159090000%;

(b)Component B, 1.559090000%;

(c)Component C, 3.277715162%; and

(d)Component H-RR, 8.509090000%;

the LIBOR Spread shall be increased by (x) 25 basis points (0.25%) from and after the first day of the third Extension Period in accordance with Section 2.9(g), without duplication of any increase with respect to the Alternate Rate Spread or the Prime Rate Spread in accordance with Section 2.9(g).”

(b)Section 2.11 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.11Components of the Loan

.  For the purposes of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A through H-RR.  The principal amount of the Components shall be as follows:

COMPONENT	PRINCIPAL AMOUNT
A	$445,100,000
B	$101,200,000
C	$308,400,000
H-RR	$45,300,000”

Section II.Amendment to Other Loan Documents.  Each of the Loan Documents (other than the Loan Agreement) is hereby amended such that (i) each reference in any of the Loan Documents (other than the Loan Agreement) to the defined term “LIBOR Spread”, which defined term has been modified pursuant to this Amendment shall be deemed to be a reference to such defined term as so modified and (ii) each reference to the Loan Agreement shall mean the Original Loan Agreement, as modified pursuant to the terms of this Agreement.

Section III.Reaffirmation of Guaranty. In connection with this Amendment, Guarantor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Guarantor under the Guaranty.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Guaranty.

(c)Acknowledges that the Guaranty and the obligations of Guarantor contained in the Guaranty are continuing and in full force and effect.

(d)Reaffirms the Guaranty and its obligations thereunder, and acknowledges that this reaffirmation of the Guaranty is for the benefit of Lender.

Section IV.Reaffirmation of Pledgor Guaranty. In connection with this Amendment, Pledgor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Pledgor under the Pledgor Guaranty.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Pledgor Guaranty.

(c)Acknowledges that the Pledgor Guaranty and the obligations of Pledgor contained in the Pledgor Guaranty are continuing and in full force and effect.

(d)Reaffirms the Pledgor Guaranty and its obligations thereunder, and acknowledges that this reaffirmation of the Pledgor Guaranty is for the benefit of Lender.

Section V.Reaffirmation of Environmental Indemnity. In connection with this Amendment, each of Borrower and Guarantor hereby:

(a)Consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of the obligations of Borrower or Guarantor under the Environmental Indemnity.

(b)Warrants and represents that, to its knowledge, there are no defenses, offsets or counterclaims existing with respect to its obligations under the Environmental Indemnity.

(c)Acknowledges that the Environmental Indemnity and the obligations of Borrower and Guarantor contained in the Environmental Indemnity are continuing and in full force and effect.

(d)Reaffirms the Environmental Indemnity and its obligations thereunder, and acknowledges that this reaffirmation of the Environmental Indemnity is for the benefit of Lender.

Section VI.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not, except to the extent expressly provided herein, operate as a waiver of any right, power or remedy of any of Lender, Borrower or Additional Obligor under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents by any of the parties hereto.

Section VII.No Presumption Against Party Drafting Amendment.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared or drafted the same, it being agreed that all parties to this Amendment participated in the preparation hereof.

Section VIII.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section IX.Ratification.  Borrower, Lender and Additional Obligor hereby ratify and confirm the Loan Agreement, as modified hereby.  Except as modified and amended by this Amendment, the Loan, the Loan Agreement and the other Loan Documents and the respective obligations of Lender, Borrower and Additional Obligor thereunder shall be and remain unmodified and in full force and effect.

Section X.No Further Modification.  No further modification, amendment, extension, discharge, termination or waiver hereof shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

Section XI.Governing Law.  This Amendment shall be construed and enforced in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws).  If any provision hereof is not enforceable, the remaining provisions of this Amendment shall be enforced in accordance with their terms.

Section XII.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Section XIII.References to Loan Agreement.  All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as hereby modified herein.

Section XIV.Entire Agreement.  This Amendment constitutes the entire agreement between Borrower, Additional Obligor and Lender with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section XV.Incorporation of Recitals; Defined Terms.  The recitals hereto are hereby incorporated into this Amendment as if fully set forth herein.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

DDR TUCSON SPECTRUM I LLC

DDR TUCSON SPECTRUM II LLC

DDR TUCSON SPECTRUM III LLC

DDR MARINER SQUARE LLC

DDR MARINER SQUARE II LLC

GS II GREEN RIDGE LLC

RVT NEWnAN CROSSING LLC

RVT HAMILTON COMMONS LLC

RVT WEST ALLIS CENTER LLC

BRE DDR RIVERDALE VILLAGE INNER RING LLC

BRE DDR RIVERDALE VILLAGE OUTER RING LLC

DDRA MAPLE GROVE CROSSING LLC

RVT NOBLE TOWN CENTER LLC

RVT HOMESTEAD PAVILION LLC

RVT LAKE WALDEN SQUARE LLC

BRE DDR BROOKFIELD LLC

BRE DDR BROWN DEER MARKET LLC

BRE DDR BROWN DEER CENTER LLC

RVT PEACH STREET SQUARE i LLC

RVT ERIE MARKETPLACE LLC

RVT PAVILION AT SHOPPERS WORLD LLC

BRE DDR MARKETPLACE AT TOWNE CENTER LLC

BRE DDR HARBISON COURT LLC

GS II UPTOWN SOLON LLC

DDR SEABROOK LLC

BRE DDR MIDWAY MARKETPLACE LLC

DDR WILLOWBROOK PLAZA LLC

BRE DDR GREAT NORTHERN LLC

DDR CROSSROADS CENTER LLC

GS II BIG OAKS LLC

DDR GUAYAMA WM LLC, S.E.

DDR SENORIAL LLC, S.E.

DDR RIO HONDO LLC, S.E.

DDR ATLANTICO LLC, S.E.

DDR FAJARDO LLC, S.E.

DDR NORTE LLC, S.E.

DDR ESCORIAL LLC, S.E.

DDR DEL SOL LLC, S.E. DDR ISABELA LLC, S.E. DDR CAYEY LLC, S.E. DDR VEGA BAJA LLC, S.E.
DDR PALMA REAL LLC, S.E.,
each a Delaware limited liability company

By:	/s/ Matthew Ostrower
	Name:	Matthew Ostrower
	Title:	Chief Financial Officer

DDR/1ST CAROLINA CROSSINGS SOUTH LP, a
Delaware limited partnership

By:	RVT CAROLINA CROSSINGS GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Matthew Ostrower
		Name:	Matthew Ostrower
		Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ADDITIONAL OBLIGOR:

RVI CMA HOLDER LLC, a Delaware limited liability company

By:	/s/ Matthew Ostrower
	Name:	Matthew Ostrower
	Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LENDER:

COLUMN FINANCIAL, INC., a Delaware corporation

By:	/s/ David Tlusty
	Name:	David Tlusty
	Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Amanda Barner
	Name:	Amanda Barner
	Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

MORGAN STANLEY BANK, N.A.

By:	/s/ Cynthia Eckes
	Name:	Cynthia Eckes
	Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

The undersigned hereby acknowledges and consents to Sections III and V of this Second Amendment to Loan Agreement and Other Loan Documents.

GUARANTOR:

RETAIL VALUE INC., an Ohio corporation

By:	/s/ Matthew Ostrower
	Name:	Matthew Ostrower
	Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

The undersigned hereby acknowledges and consents to Section IV of this Second Amendment to Loan Agreement and Other Loan Documents.

PLEDGOR:

RVT PR MEZZ BORROWER I LLC, a Delaware limited liability company

By:	/s/ Matthew Ostrower
	Name:	Matthew Ostrower
	Title:	Chief Financial Officer

[NO FURTHER TEXT ON THIS PAGE]

SCHEDULE I

Borrower

DDR TUCSON SPECTRUM I LLC

DDR TUCSON SPECTRUM II LLC

DDR TUCSON SPECTRUM III LLC

DDR MARINER SQUARE LLC

DDR MARINER SQUARE II LLC

GS II GREEN RIDGE LLC

RVT NEWnAN CROSSING LLC

RVT HAMILTON COMMONS LLC

RVT WEST ALLIS CENTER LLC

BRE DDR RIVERDALE VILLAGE INNER RING LLC

BRE DDR RIVERDALE VILLAGE OUTER RING LLC

DDRA MAPLE GROVE CROSSING LLC

RVT NOBLE TOWN CENTER LLC

RVT HOMESTEAD PAVILION LLC

RVT LAKE WALDEN SQUARE LLC

BRE DDR BROOKFIELD LLC

BRE DDR BROWN DEER MARKET LLC

BRE DDR BROWN DEER CENTER LLC

RVT PEACH STREET SQUARE i LLC

RVT ERIE MARKETPLACE LLC

RVT PAVILION AT SHOPPERS WORLD LLC

BRE DDR MARKETPLACE AT TOWNE CENTER LLC

BRE DDR HARBISON COURT LLC

GS II UPTOWN SOLON LLC

DDR SEABROOK LLC

BRE DDR MIDWAY MARKETPLACE LLC

DDR WILLOWBROOK PLAZA LLC

BRE DDR GREAT NORTHERN LLC

DDR CROSSROADS CENTER LLC

GS II BIG OAKS LLC

DDR GUAYAMA WM LLC, S.E.

DDR SENORIAL LLC, S.E.

DDR RIO HONDO LLC, S.E.

DDR ATLANTICO LLC, S.E.

DDR FAJARDO LLC, S.E.

DDR NORTE LLC, S.E.

DDR ESCORIAL LLC, S.E.

DDR DEL SOL LLC, S.E.

DDR ISABELA LLC, S.E.

DDR CAYEY LLC, S.E.

DDR VEGA BAJA LLC, S.E.

DDR PALMA REAL LLC, S.E.,

each a Delaware limited liability company

DDR/1ST CAROLINA CROSSINGS SOUTH LP, a Delaware limited partnership